UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 12, 2006

TEXAS REGIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	000-14517	74-2294235
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P. O. Box 5910
3900 North 10th Street, 11th Floor, McAllen, TX	78502-5910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(956) 631-5400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported on Form 8-K, Texas Regional Bancshares, Inc. (Texas Regional), has signed a definitive merger agreement with Banco Bilbao Vizcaya Argentaria, S.A (BBVA).  As a requirement of that merger agreement, two of Texas Regional’s senior executive officers, Glen E. Roney and Paul S. Moxley, and a Texas Regional director, Walter Umphrey, have executed voting agreements pursuant to which each has agreed to vote the shares of Texas Regional common stock beneficially owned by him in favor of the merger with BBVA and to otherwise support the transaction described in the merger agreement.  Copies of each of the Voting and Support Agreements are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Voting and Support Agreement, dated as of June 12, 2006, by and among Glen E. Roney and Banco Bilbao Vizcaya Argentaria, S.A.
2.2	Voting and Support Agreement, dated as of June 12, 2006, by and among Paul S. Moxley and Banco Bilbao Vizcaya Argentaria, S.A.
2.3	Voting and Support Agreement, dated as of June 12, 2006, by and among Walter Umphrey and Banco Bilbao Vizcaya Argentaria, S.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.
(Registrant)

June 14, 2006	/s/ G.E. Roney
Glen E. Roney
Chairman of the Board, President
& Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Voting and Support Agreement, dated as of June 12, 2006, by and among Glen E. Roney and Banco Bilbao Vizcaya Argentaria, S.A.
2.2	Voting and Support Agreement, dated as of June 12, 2006, by and among Paul S. Moxley and Banco Bilbao Vizcaya Argentaria, S.A.
2.3	Voting and Support Agreement, dated as of June 12, 2006, by and among Walter Umphrey and Banco Bilbao Vizcaya Argentaria, S.A.